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                                                                     EXHIBIT 23


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements: Form S-8 (File No. 33-39436), Form S-8 (File No. 33-40953), Form S-8 (File No. 33-44346), Form S-8 (File No. 33-273236), Form
S-8 (File No. 33-90014), Form S-8 (File No. 333-21597), Form S-8 (File No.
333-21599), Form S-8 (File No. 333-34375), Form S-8 (File No. 333-41697),
Form S-8 (File No. 333-43433), Form S-8 (File No. 333-48875), Form S-8 (File
No. 333-50765) and Form S-8 (File No. 333-78641).

                                       /s/ Arthur Andersen LLP
                                       ------------------------
                                       Arthur Andersen LLP

Los Angeles, California
March 27, 2001